Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this post effective no. 2 registration statement to Form SB-2, covering the registration of 40,080,763 of our report dated March 31, 2007 included in the annual report on Form 10-KSB of Union Dental Holdings, Inc. for the year ended December 31, 2006, and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ Kramer Weisman and Associates, LLP
Kramer Weisman and Associates, LLP

Davie, Florida
July 18, 2007